NEWS RELEASE
For Immediate Release

Nord Resources Appoints Wayne Morrison as CEO

  John Cook to serve as Technical Advisor for Mining Operations

TUCSON, AZ, November 30, 2010 - Nord Resources Corporation (OTCBB: NRDS), which is producing copper at its Johnson Camp Mine in Arizona, today announced that, effective immediately, Wayne M. Morrison is appointed Chief Executive Officer. Mr. Morrison will continue to serve as the company's Vice-President, Finance and Chief Financial Officer.

Nord also announced that John Cook, a director of the company, will serve as Technical Advisor for Mining Operations for the company.

Mr. Morrison succeeds Randy Davenport in the CEO role. Mr. Davenport, who has accepted a senior position at a global mining company, will provide consulting services to Nord through the end of 2010.

"We understand Randy Davenport was presented with an exciting opportunity he decided to accept" said Ronald A. Hirsch, Chairman of Nord's Board. "We thank him for his years of service with Nord and his accomplishments in helping to build a strong mining team for our company."

"Our Board is confident that Wayne Morrison is the right choice to assume the CEO role for Nord. For the past three years, Wayne has worked closely with Randy and his predecessor as Nord brought the Johnson Camp Mine back into production and he continues to lead our financing activities, working with our external consultants, FTI Consulting," Mr. Hirsch continued. Mr. Morrison is a seasoned executive with more than 25 years experience in operations, finance, and accounting.

"Wayne will be assisted by one of our directors, John Cook, who brings more than 40 years experience in operations and management of mining companies in assuming the consulting role of Technical Advisor for Mining Operations," Mr. Hirsch said. Mr. Cook, who has been a director of Nord since February 2006, holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario. He has worked with junior and senior mining companies in North America and internationally.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

All statements in this release, other than those of historical facts, may be considered to be "forward-looking".

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, Nord's ability to refinance the company, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600 ext.223
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca